EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ALLOU HEALTH & BEAUTY CARE, INC.


          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Allou Health & Beauty Care, Inc.

          2. The Certificate of Incorporation of the Corporation (hereinafter called the "Certificate of Incorporation") is hereby amended by (i) deleting the number 13,200,000 in the first sentence of Article Fourth and inserting the number 18,200,000 in its place and (ii) deleting the number 10,000,000 in clause
(i) of the first sentence of Article Fourth and inserting the number 15,000,000 in its place.

          3. The amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Dated:  October 19, 1998

                                              /s/ Herman Jacobs
                                             ------------------------------
                                             Herman Jacobs, President and
                                               and Chief Operating Officer

Attest:



/s/ Jack Jacobs
----------------------------------
Jack Jacobs, Secretary